EXHIBIT 99.1

QCR Holdings, Inc. Announces a Cash Dividend of $0.06 Per Share

MOLINE, Ill., Aug. 27, 2018 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (NASDAQ: QCRH) today announced that on August 23, 2018 the Company’s board of directors declared a cash dividend of $0.06 per share payable on October 3, 2018, to holders of common stock of the Company of record on September 21, 2018.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny, Springfield and Rockford communities through its wholly owned subsidiary banks which provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and Rockford Bank & Trust Company, based in Rockford, Illinois, commenced operations in 2005.   Quad City Bank & Trust Company also provides correspondent banking services.  In addition, Quad City Bank & Trust Company engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin.  Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. The Company enhanced its presence in Cedar Rapids, Iowa with the acquisition of Guaranty Bank & Trust Company in October 2017, which merged with Cedar Rapids Bank & Trust in December 2017.  In July 2018, QCR Holdings completed a merger with Springfield Bancshares, Inc., the holding company of SFC Bank of Springfield, Missouri. With the addition of SFC Bank, QCR Holdings has 27 locations in Illinois, Iowa, Wisconsin and Missouri.  As of July 1, 2018, QCR Holdings had approximately $4.7 billion in assets, $3.6 billion in loans and $3.7 billion in deposits.  For additional information, please visit our website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements.  This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local, national and international economies; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business, including the Basel III regulatory capital reforms, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations issued thereunder; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) unexpected results of acquisitions (including the acquisition of CSB), which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the SEC.

Contacts:

Todd A. Gipple
Executive Vice President
Chief Operating Officer
Chief Financial Officer
(309) 743-7745
tgipple@qcrh.com

Christopher J. Lindell
Executive Vice President
Corporate Communications
(319) 743-7006
clindell@qcrh.com